Exhibit 99.1

30775 Bainbridge Road, Suite 280 Solon, OH 44139 U.S.A. Tel: (440) 248-4200 Fax: (440) 249-4240

Press Release	FOR IMMEDIATE RELEASE

BPI Energy Announces Resignation of COO James Craddock
CLEVELAND—March 31, 2008—BPI Energy Holdings, Inc. (Amex: BPG), an independent energy company engaged in the exploration, production and commercial sale of coalbed methane (CBM) in the Illinois Basin, today announced that James E. Craddock, director and chief operating officer, has submitted his resignation to take a position with another exploration and production company outside of the Illinois Basin starting April 15, 2008. To the extent his new position allows, Mr. Craddock will make himself available as a technical advisor to the BPI Board of Directors for the next six months as needed to assist in an orderly transition and further advance BPI’s development and financing efforts. His daily responsibilities will be divided between Randy Oestreich, vice president, field operations and Michael Dawson, senior geological advisor. There are currently no plans to replace Mr. Craddock.
On the announcement, Craddock commented: “My decision to leave BPI is based solely on a new job opportunity, and does not in any way reflect on my confidence in BPI or the Illinois Basin.”
“Jim Craddock joined BPI in 2006 and has played a significant role in guiding the company’s operating strategy over the past two years,” said BPI President and CEO James G. Azlein. “We thank him for his service and support of BPI’s development, and look forward to his continuing contributions to its success as technical advisor.”
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http://www.clearperspectivegroup.com/clearsite/bpi/emailoptin.html

About BPI Energy
BPI Energy (BPI) is an independent energy company engaged in the exploration, production and commercial sale of coalbed methane (CBM) in the Illinois Basin, which covers approximately 60,000 square miles in Illinois, southwestern Indiana and northwestern Kentucky. The company controls a large CBM acreage position in the Illinois Basin at approximately 531,000 acres.
News releases and other information on the company are available on the Internet at:
http://www.bpi-energy.com
Some of the statements contained in this report that are not historical facts, including statements containing the words “believes,” “anticipates,” “expects,” “intends,” “plans,” “should,” “may,” “might,” “continue” and “estimate” and similar words, constitute forward-looking statements under the federal securities laws. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, or the conditions in our industry, on our properties or in the Basin, to be materially different from any future results, performance, achievements or conditions expressed or implied by such forward-looking statements. Some of the factors that could cause actual results or conditions to differ materially from our expectations, include, but are not limited to: (a) our inability to generate sufficient income, obtain sufficient financing, close an offering of debt or equity securities, or complete a merger/combination or other transaction that would enable us to fund our operations through the quarter ending April 30, 2008; (b) our inability to retain our acreage rights at our projects, at the expiration of our lease agreements, due to insufficient CBM production or for other reasons; (c) our failure to accurately forecast CBM production; (d) displacement of our CBM operations by coal mining operations, which have superior rights in most of our acreage; (e) our failure to accurately forecast the number of wells that we can drill; (f) a decline in the prices that we receive for our CBM production; (g) our failure to accurately forecast operating and capital expenditures and capital needs due to rising costs or different drilling or production conditions in the field; (h) our inability to attract or retain qualified personnel with the requisite CBM or other experience; (i) unexpected economic and market conditions, in the general economy or the market for natural gas; (j) limitations imposed on us by our Credit Agreement with GasRock; (k) our ability to repay or refinance the amounts advanced to us by GasRock when such amounts become due; and (l) potential exposure to losses caused by our derivative contract. We caution readers not to place undue reliance on these forward-looking statements.
CONTACT:
Matthew J. Dennis, CFA
Sr. Managing Director
Clear Perspective Group, LLC
(440) 363-7093
ir@bpi-energy.com
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